Exhibit 99.1

For Immediate Release

Contact:	CCG Investor Relations
China Yida Holdings	Crocker Coulson, President
George Wung, CFO	Phone: + (1) 646-213-1915
Phone: +1(909) 843-6358	Ed Job, CFA
Email: ir@yidacn.net	Phone: + (1) 646-213-1914
Email: ed.job@ccgir.com

China Yida Announces Closing of $26.3 Million Registered
Direct Offering

FUZHOU, China — January 28, 2010 — China Yida Holding Company (Nasdaq: CNYD) (“China Yida” or the “Company”), a leading diversified entertainment enterprise in China, today announced the Company has closed on its previously announced registered direct offering, raising an aggregate amount of approximately $26.3 million, before deducting placement agents’ fees and offering expenses, at a price of $11.50 per share. China Yida intends to use the net proceeds for working capital and other general corporate purposes.

The shares in this offering were issued under a shelf registration statement previously filed with, and declared effective by, the Securities and Exchange Commission (the "SEC"). Newbridge Securities Corporation acted as exclusive placement agent in connection with the offering. A prospectus supplement related to the public offering was filed with the SEC on January 22, 2010, and the prospectus supplement and the accompanying base prospectus will be available on the SEC’s website, www.sec.gov. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from the offices of Newbridge Securities Corporation at 7600 Jericho Tpk, Suite 202 Woodbury, NY 11797.

For more detailed information on this financing, please refer to the Company’s Current Report on Form 8-K and related exhibits filed with the SEC on January 22, 2010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer will be made only by means of a prospectus, including prospectus supplement, forming a part of the effective registration statement.

About China Yida
China Yida is a leading diversified entertainment enterprise focused on China’s fast-growing media and tourism industries and headquartered in Fuzhou City, Fujian province of China. The Company’s media business provides operations management services; including channel, column and advertisement management for television station, presently the Fujian Education Television Station (“FETV”, a top-rated provincial education television channel), and “Journey through China on the Train” (an advertisement-embedded travel program, currently the only on-board media program from third party authorized by Ministry of Railways). Additionally, the Company provides tourism management services, and specializes in the development, management and operation of natural, cultural and historic scenic sites. China Yida currently operates the Great Golden Lake tourist destination (Global Geopark, including Golden Lake, Shangqing River, Zhuanyuan Rock, Luohan Mountain and Taining Old Town.), Hua’An Tulou tourist destination (World Culture Heritage, including Dadi Tulou cluster and the Shangping Tulou cluster), and China Yunding tourist destination (National Park, including Colorful Rock Valley, Yunding Paradise, Yunding Waterfall, South Heavenly Mountain, and Seven Star Lake). The Company’s operating scenic sites are over 300 square kilometers in the area. For further information, please contact the Company directly, or visit its Web site at http://www.yidacn.net.

Forward-Looking Statements
Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. The Company can not guarantee that it will achieve these plans, intentions or expectations.

The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement; (ii) the Company’s ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov.  These uncertainties and risks may cause the Company’s actual future results to be materially different than those expressed in its forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The Company undertakes no obligation to update such forward-looking statements or any of such risks, uncertainties and other factors in light of new information, future events or otherwise, except as required by law.

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